Exhibit 10.4

                   THE NUTMEG GROUP, LLC/WINDSOR MOUNTAIN, LLC
                                   TERM SHEET
                            TORBAY HOLDINGS ("TRBY")
                                  COMMON STOCK
                            WITH DETACHABLE WARRANTS

Issuer:                             Torbay Holdings ("Torbay").

Issue:                              Torbay Common Stock, with detachable
                                    warrants or options.

Offering Amount:                    $50,000.

Closing: Transmission of funds pursuant to the terms herein (the "Closing"), shall occur within 5 business days of the posting of the Closing of the NON-RECOURSE loan.

Use of Proceeds:                    The proceeds will be used for general
                                    working capital purposes, but none of the proceeds will be used to repay obligations to any insider.

Shares to be issued: Shares of Torbay Common Stock, shall be issued to The Nutmeg Group, LLC/Windsor Mountain Financial, LLC, or its designee ("Nutmeg/Windsor").

                                    The number of shares issuable to
                                    Nutmeg/Windsor (an "Applicable Issuance") will equal the amount paid by Nutmeg/Windsor, divided by sixty percent (60%) of the average closing bid price for Common Stock on the five trading days immediately prior to Closing of any tranche (hereinafter referred to as the "Fixed Price").

Warrant or option
Coverage:                           Purchasers will be issued 1,000,000 Warrants
                                    (hereinafter "Warrants"), which will have piggy back registration rights, and will be transferable.

Warrant Term:                       Unexercised Warrants will expire December
                                    31, 2008 ("Warrant Expiration Date").

Warrant Exercise Price:             1/2 of the Warrants will be exercisable into
                                    Common Stock at 8(cent) per share, the other
                                    1/2 of the Warrants will be exercisable into Common Stock at 12(cent) per share.